Calculation of Filing Fee Tables
F-3
TORONTO DOMINION BANK
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Debt	6.350% Fixed Rate Reset Limited Recourse Capital Notes, Series 6, Non-Viability Contingent Capital (subordinated indebtedness)	457(o)			$ 750,000,000.00		$ 114,825.00
Fees Previously Paid	2	Equity	Non-Cumulative 6.350% Fixed Rate Reset Preferred Shares, Series 33 Non-Viability Contingent Capital	Other					$ 0.00
Fees Previously Paid	3	Equity	Common Shares	Other					$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 750,000,000.00		$ 114,825.00
			Total Fees Previously Paid:						$ 114,825.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The prospectus supplement to which this Exhibit is attached (the "Prospectus Supplement") is a final prospectus and relates to the non-automatic shelf registration statement on Form F-3 (File No. 333-283969) filed by the Registrant for the sale of up to US$75,000,000,000 of the Registrant's securities, which became effective on February 26, 2025 (the "Registration Statement"). The Registrant carried over US$26,720,891,990 aggregate principal amount or offering price of the Registrant's senior debt securities that were unsold as of February 26, 2025 that were previously registered by the Registrant on Form F-3 (File No. 333-262557). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$6,897,155 on December 20, 2024 and US$494,387.46 on February 26, 2025. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended (the "Securities Act"). Prior to the offering to which the Prospectus Supplement relates, US$7,231,704,483 of securities have been issued under the Registration Statement.

[2]	In connection with the issuance of 6.350% Fixed Rate Reset Limited Recourse Capital Notes Series 6 (Non-Viability Contingent Capital (NVCC)) (subordinated indebtedness) (the "Notes"), the Registrant is issuing 750,000 Non-Cumulative 6.350% Fixed Rate Reset Preferred Shares Series 33 (Non-Viability Contingent Capital) (the "Preferred Shares") to Computershare Trust Company of Canada, as trustee of the Limited Recourse Trust (as defined in the Prospectus Supplement), which will hold legal title to the Preferred Shares in trust as trustee for the benefit of the Registrant and, in particular, to satisfy the recourse of holders of the Notes in respect of the Registrant's obligations under the Indenture (as defined in the Prospectus Supplement). The maximum aggregate offering price of the offering of the Notes and Preferred Shares issued in connection therewith is US$750,000,000. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Preferred Shares.

[3]	Includes an indeterminate number of common shares (the "Common Shares") issuable upon a Trigger Event, as defined in the Prospectus Supplement. Upon a Trigger Event, each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of Common Shares determined by the Contingent Conversion formula set out in the Prospectus Supplement. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Common Shares issuable upon conversion of the Preferred Shares because no additional consideration will be received in connection with the conversion of the Preferred Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 75,000,000,000. The prospectus is a final prospectus for the related offering.